1 Credit Suisse 3rd Annual Industrials Conference December 2, 2015 Alan H. Shaw Executive Vice President and Chief Marketing Officer

Guiding Principles Committed to Advancing Shareholder Interests 2 Advance shareholder interests through operating performance and financial strategy  Deliver safe, reliable, efficient service  Maximize incremental margin  Reinvest in the core franchise  Return capital to shareholders

Revenue $ in Millions & y-o-y Percent Change Revenue in $ Millions Railway Operating Revenue First 9 Months 2015 vs. 2014 Merchandise $4,757 (5%) Coal $1,390 (24%) Intermodal $1,846 (4%) $7,733 $7,598 $1,021 $395 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 2014 2015 Revenue Less Fuel * Fuel Surcharge ($626) ($135) 3 Revenue RPU RPU Less Fuel* Volume $8.0 Billion; $1,408; $1,339; 5,675,500 units; down (9%) down (8%) down (1%) down (1%) * Please see reconciliation to GAAP posted on our website.

Volume declines reduce revenue with lagged expense reduction  Low commodity prices impacting coal, steel, and grain  Increased truck capacity  Strength of the US dollar negatively impacting all export activity ‒ Dollar up 13% versus November 2014  Utility impacted by mild weather  Steel production capacity utilization below 70%  Inventory builds primarily impacting Intermodal  Triple Crown restructuring Current Challenges Impacting Fourth Quarter 4

Class I Railway Volume Fourth Quarter through Week 46 (November 21, 2015) 5 *Includes CSXT, UP, and BNSF Units (000’s) & y-o-y % Change NS Other US Rails Combined* Agriculture 60 (3%) 303 3% MetCon 91 (14%) 250 (16%) Paper 35 (0%) 110 (4%) Chemicals 86 2% 401 (8%) Automotive 62 9% 167 5% Merchandise 340 (3%) 1,290 (4%) Intermodal 526 (3%) 1,618 (2%) Coal 145 (10%) 656 (14%) Total 1,011 (4%) 3,564 (5%)

Triple Crown Roanoke Restructuring Closure Total Accelerated depreciation $ 36 $ -- $ 36 Moving and other costs 8 6 14 Effect on Operating Expenses $ 44 $ 6 $ 50 6 Expected Expense Headwinds for 4Q 2015

 Allows focus on Triple Crown’s key business segment – auto parts – TCS annual revenues of $350 million  Negative impact to Intermodal volume and revenue per unit – RPU over 100% higher than conventional RPU – Creates a $6 decrease in the average Intermodal RPU  Accretive to bottom line once restructure is complete 7 Intermodal Growth Impacted by Triple Crown Restructuring; Accretive to the Bottom Line

Rapid Decline of Commodity Prices Since Late 2014; Projected Stabilization in 2016 8 Source: Bloomberg Low commodity prices and strength of the US dollar impacting demand for:  Utility Coal  Export Coal  Crude Oil  Steel  Export Grain  International Intermodal Expect stable commodity volumes due to less volatile price projections 0 0.2 0.4 0.6 0.8 1 1.2 Bloomberg Commodity Index Projections (November 2014=1.0) Commodity Index Steel WTI Brent Henry Hub Queensland Coking Coal API-2

Truck Capacity Presents Near-Term Challenges, Long-Term Opportunity 9  Short-term domestic intermodal challenges: ‒ Increased truck capacity limiting near term growth ‒ Service impacting ability to convert truckload freight ‒ TCS Restructure  Long-term opportunity: ‒ Tighter capacity due to driver shortages and increased regulation ‒ Improved rail service ‒ Increased truck rates ‒ Truck conversion opportunities are greater in the East Source: FTR, www.FTRintel.com $1.56 $1.60 $1.64 $1.68 $1.72 TL Dry Van Contract Rates Dollars per Mile (excl. FSC)

International Intermodal Growth Slower in 4Q; Return to Trend Projected for 2016 10  “Weak Peak” with import volumes recently declining year-over-year ‒ East Coast seeing deceleration of growth; West Coast declines  Export volumes continue to be depressed by strong US Dollar, weak demand conditions  Projected growth ahead ‒ Sustained East Coast growth with projected increase in vessel capacity to serve East Coast ports ‒ Carriers anticipate return to growth trend in US imports in 2016 *Ports included: NYNJ, Baltimore, Norfolk, Charleston, Savannah, LA/LGB, Oakland, Portland, Seattle, Tacoma (30%) (20%) (10%) 0% 10% 20% 30% 40% Jan Feb Mar Apr May Jun Jul Aug Sep Oct YoY Change in Loaded Container Volumes at Top US Ports* East Coast Imports West Coast Imports East Coast Exports West Coast Exports

 Opportunities: ‒ Consumer-driven markets • Automotive • Housing and Construction related commodities • Basic Chemicals ‒ International and domestic intermodal gains long-term  Strategies to Drive Growth: ‒ Continued focus on pricing improvement ‒ Improving productivity and efficiency ‒ Network reach ‒ Strategic structuring  Primary objective is contribution to the bottom line Emphasis on Contribution Growth Ahead 11

Anticipated Growth in Consumer Driven Markets 12 Source: WardsAuto; EIA  Automotive: ‒ North American vehicle production projected to increase 2.7% in 2015; 2.0% in 2016 ‒ US vehicle sales up 5.9% through October  Ethanol: ‒ Production and consumption to increased versus 2014 levels  Basic Chemicals and Plastics: ‒ Increased demand for packaging, automotive, construction applications  Housing and Construction ‒ Improvement in fundamentals – household formations, reports of strengthening demand, low levels of completed inventory – point to continued gains

13 Expect Continued Improvements in Pricing with Mix Challenges $1,664 $532 $2,359 $1,326 $1,666 $544 $2,420 $1,343 $0 $1,000 $2,000 $3,000 Coal Intermodal Merchandise Total 3Q14 3Q15 +1% +3% +2% +0% Third Quarter Revenue per Unit Less Fuel*  Despite excess capacity in rail and truck, pricing continues to improve  Solid price improvement offset by mix impacts: ‒ Lower export coal volume ‒ Increased international intermodal ‒ Reduced steel and frac sand volumes ‒ Triple Crown Restructure  Fuel Surcharges * Please see reconciliation to GAAP posted on our website.

Fuel Surcharge Headwinds Will Be Lower in 2016 $95.56 $101.07 $103.11 $91.15 $60.81 $51.07 $56.71 $44.88 $44.72 $0 $20 $40 $60 $80 $100 $120 $0 $50 $100 $150 $200 $250 $300 $350 $400 1Q 2014 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 3Q 2015 4Q 2015 (F) 2016 Avg (F) WTI $/barrel* Revenue ($M) 14 * Note: WTI $/barrel with 2 month lag

15 20 25 30 35 40 45 Dwell (Hrs) 15 * Data through November 27, 2015 23.4 hrs 2013 2014 2015 16 18 20 22 24 26 Speed (mph) 23.8 mph Service Improvements Provide Revenue Opportunities Better( ) Better( )

 Recent initiatives set the stage for better performance in 2016 and will produce long term results  Service improvements distinguish our product  Coal ‒ No impact from environmental regulations in the near term in our Utility franchise ‒ Less exposure in the Export Thermal market  Intermodal ‒ Robust Domestic franchise ‒ International franchise better aligned with shipping lines adding capacity between Far East and East Coast  Truck conversion opportunities are greater in the East  Pricing improvement throughout the year Drivers of Future Success 16

Strong Network Supports Future Growth 17

Committed to Driving Growth to the Bottom Line  Asset Utilization and Resource Sizing  Continued Service Initiatives  Pricing  Volume Our Focus 18

Thank You 19